As Filed With The Securities and Exchange Commission on March 26, 2004
Registration No. 333- ●

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE ST. PAUL COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	6331	41-0518860
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

385 Washington Street

St. Paul, Minnesota 55102
(651) 310-7911
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bruce A. Backberg, Esq.

Senior Vice President and Corporate Secretary
The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota 55102
(651) 310-7911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul H. Eddy, Esq. Travelers Property Casualty Corp. One Tower Square Hartford, Connecticut 06183 (860) 277-0111	John R. Ettinger, Esq. John H. Butler, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Philip T. Ruegger III, Esq. Alan D. Schnitzer, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

    Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ (No. 333-111072)
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class	Amount to be	offering price per share	aggregate	Amount of
of securities to be registered	registered	of common stock	offering price	registration fee

Common stock, without designated par value	3,000,000[1]	N/A	$117,258,883	$14,857[2]

[1]	Represents the number of additional shares of common stock, without designated par value, of the registrant that may be issued in connection with the merger of a wholly owned direct subsidiary of the registrant with and into Travelers Property Casualty Corp., a Connecticut corporation, as described in the registration statement on Form S-4 (No. 333-111072), which became effective on February 13, 2004. In connection with the filing of that registration statement, 435,519,236 shares of common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $1,302,351.08 was paid. The registrant now anticipates that up to 438,519,236 shares of its common stock may be issued in the merger.

[2]	Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee was based on the average of the high and low sales prices of Travelers Class A common stock as reported on the New York Stock Exchange on March 22, 2004 ($16.94), and computed based on the number of additional shares of common stock of the registrant to be registered by this registration statement.

EXPLANATORY NOTE

      This registration statement is being filed by the registrant pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 3,000,000 shares of common stock, without designated par value, of the registrant, The St. Paul Companies, Inc., a Minnesota corporation, for issuance in connection with the merger of Adams Acquisition Corp., a Connecticut corporation and wholly owned subsidiary of the registrant, with and into Travelers Property Casualty Corp. In the merger, each share of Class A common stock, par value $0.01 per share, and each share of Class B common stock, par value $0.01 per share, of Travelers Property Casualty Corp. (in each case, together with associated preferred share purchase rights) will be converted into the right to receive 0.4334 of a share of common stock of the registrant.

      The registrant previously registered a total of 435,519,236 shares of common stock in connection with the merger by means of a currently effective registration statement on Form S-4 (No. 333-111072), which was declared effective by the Securities and Exchange Commission on February 13, 2004. The maximum number of shares of common stock to be issued pursuant to the merger is expected to be 438,519,236.

INCORPORATION BY REFERENCE

      The registrant hereby incorporates by reference the contents of its registration statement on Form S-4 (No. 333-111072).

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on March 26, 2004.

THE ST. PAUL COMPANIES, INC.

BY:	/s/ JAY S. FISHMAN

Name: Jay S. Fishman

Title:	Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY S. FISHMAN Jay S. Fishman	Director, Chairman, President and Chief Executive Officer	March 26, 2004

/s/ THOMAS A. BRADLEY Thomas A. Bradley	Executive Vice President and Chief Financial Officer	March 26, 2004

/s/ JOHN C. TREACY John C. Treacy	Vice President and Corporate Controller (principal accounting officer)	March 26, 2004

* (Carolyn H. Byrd)	Director	March 26, 2004

* (John H. Dasburg)	Director	March 26, 2004

* (Janet Dolan)	Director	March 26, 2004

* (Kenneth M. Duberstein)	Director	March 26, 2004

* (Lawrence G. Graev)	Director	March 26, 2004

* (Thomas R. Hodgson)	Director	March 26, 2004

* (William H. Kling)	Director	March 26, 2004

* (James A. Lawrence)	Director	March 26, 2004

* (John A. MacColl)	Director	March 26, 2004

* (Glen D. Nelson, M.D.)	Director	March 26, 2004

Signature	Title	Date

* (Gordon M. Sprenger)	Director	March 26, 2004

*	Bruce A. Backberg hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on March 26, 2004 pursuant to a power of attorney filed herewith.

By:	/s/ BRUCE A. BACKBERG

Bruce A. Backberg
Attorney-in-fact

Dated: March 26, 2004

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 16, 2003, as amended, among The St. Paul Companies, Inc., Travelers Property Casualty Corp. and Adams Acquisition Corp., along with the required articles amendment, the additional articles amendment and the bylaws amendment (included as Appendices A, B, C and D, respectively, to the Joint Proxy Statement/Prospectus forming a part of this registration statement)
2.2	Second Amendment Agreement to the Agreement and Plan of Merger, dated as of November 16, 2003, as amended, by and among The St. Paul Companies, Inc., Travelers Property Casualty Corp. and Adams Acquisition Corp.**
3.1	Restated Articles of Incorporation of The St. Paul Companies, Inc. are incorporated by reference to Exhibit 3(a) of the Form 10-K for the year ended December 31, 1998
3.2	Bylaws of The St. Paul Companies, Inc.*
4.1	A specimen certificate of St. Paul’s common stock is incorporated by reference to Exhibit 4(a) of the Form 10-K for the year ended December 31, 1998
There are no long-term debt instruments in which the total amount of securities authorized exceeds 10% of the total assets of St. Paul and its subsidiaries on a consolidated basis. St. Paul agrees to furnish a copy of any of its long-term debt instruments to the Securities and Exchange Commission upon request.
4.2	Preferred Stock Certificate of Designations is incorporated by reference to Exhibit 3 of the Form 10-K for the year ended December 31, 1998
5.1	Opinion of Faegre & Benson LLP regarding validity of the shares of St. Paul common stock registered hereunder*
8.1	Tax opinion of Davis Polk & Wardwell*
8.2	Tax opinion of Simpson Thacher & Bartlett LLP*
11.1	Statement re computation of per share earnings is incorporated by reference to Exhibit 11 of the Form 10-Q for the quarter ended September 30, 2003
12.1	Statement re computation of ratios is incorporated by reference to Exhibit 12 of the Form 10-Q for the quarter ended September 30, 2003
21.1	Subsidiaries of The St. Paul Companies, Inc. is incorporated by reference to Exhibit 21 of the Form 10-K for the year ended December 31, 2002
23.1	Consent of KPMG LLP with respect to St. Paul
23.2	Consent of KPMG LLP with respect to Travelers
23.3	Consent of Faegre & Benson LLP (contained in Exhibit 5.1)
23.4	Consent of Davis Polk & Wardwell
23.5	Consent of Simpson Thacher & Bartlett LLP
24.1	Powers of Attorney*
99.1	Form of Proxy Card of St. Paul*
99.2	Form of Proxy Card of Travelers*
99.3	Consent of Goldman, Sachs & Co.
99.4	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
99.5	Consent of Citigroup Global Markets Inc.*
99.6	Consent of Lehman Brothers Inc.*
99.7	Consent of Robert I. Lipp
99.8	Opinion of Goldman, Sachs & Co. (included as Appendix E to the Joint Proxy Statement/ Prospectus forming part of this registration statement)
99.9	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Appendix F to the Joint Proxy Statement/ Prospectus forming part of this registration statement)

Exhibit
Number	Description

99.10	Opinion of Citigroup Global Markets Inc. (included as Appendix G to the Joint Proxy Statement/ Prospectus forming part of this registration statement)
99.11	Opinion of Lehman Brothers Inc. (included as Appendix H to the Joint Proxy Statement/ Prospectus forming part of this registration statement)
99.12	Letter to Participants in Certain Employee Plans of The St. Paul Companies, Inc.*

*	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 of St. Paul, filed February 13, 2004.

**	Incorporated by reference to Current Report on Form 8-K of St. Paul, filed March 18, 2004.